Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement (No. 333-256322) on Form F-1 of our report dated August 30, 2021, relating to the financial statements of AMTD Digital Inc. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ Deloitte Touche Tohmatsu
Hong Kong, the People’s Republic of China
June 23, 2022